UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2019

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, no par value	MDLZ	The Nasdaq Global Select Market
2.375% Notes due 2021	MDLZ21	The Nasdaq Stock Market LLC
1.000% Notes due 2022	MDLZ22	The Nasdaq Stock Market LLC
1.625% Notes due 2023	MDLZ23	The Nasdaq Stock Market LLC
1.625% Notes due 2027	MDLZ27	The Nasdaq Stock Market LLC
2.375% Notes due 2035	MDLZ35	The Nasdaq Stock Market LLC
4.500% Notes due 2035	MDLZ35A	The Nasdaq Stock Market LLC
3.875% Notes due 2045	MDLZ45	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

The information described below under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 13, 2019 (the “Effective Date”), Mondelez International Holdings Netherlands B.V. (“MIHNBV”), our wholly-owned Dutch subsidiary, entered into a term loan agreement (the “Term Loan Agreement”) pursuant to which MIHNBV may incur up to $500 million of term loans with a three-year term and $500 million of term loans with a five-year term with the lenders named in the Term Loan Agreement; MUFG Bank, Ltd., BofA Securities, Inc., Barclays Bank PLC, Credit Suisse Loan Funding LLC, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., TD Securities (USA) LLC and Wells Fargo Securities, LLC, as joint lead arrangers; and MUFG Bank, Ltd., as administrative agent. We have executed the Term Loan Agreement as a guarantor of MIHNBV’s obligations thereunder.

Under the Agreement, MIHNBV may, on a single funding date within sixty days after the Effective Date, draw up to $500 million of term loans with a maturity three years after the funding date of such loans and may, on a single funding date within sixty days of the Effective Date, draw up to $500 million of term loans with a maturity five years after the funding date of such loans. Amounts borrowed and repaid under the Term Loan Agreement may not be reborrowed. We have the right, upon certain conditions, to prepay in whole or in part the term loans. All term loans under the term loan facility will bear interest at a variable annual rate based on LIBOR or base rate, at our election, plus an applicable margin (as determined pursuant to the Term Loan Agreement). The applicable margin will be determined by reference to the rating of our long-term senior unsecured debt.

The Term Loan Agreement requires us to maintain a minimum shareholders’ equity of not less than $24.6 billion. The Term Loan Agreement’s definition of minimum shareholder equity excludes accumulated other comprehensive income or losses, the cumulative effects of any changes in accounting principles, and any income or losses recognized in connection with the ongoing application of any “mark-to-market” accounting adopted in respect of pension and other retirement plans. The Term Loan Agreement also contains customary representations, covenants and events of default.

We intend to use the proceeds of term loans borrowed under the Term Loan Agreement for general corporate purposes, including for dividends, capital reduction, intercompany loans, and/or for the repayment of indebtedness. Some of the lenders under the Term Loan Agreement and their affiliates have various relationships with us and our subsidiaries involving the provision of financial services, including cash management, investment banking and trust services. In addition, we and certain of our subsidiaries have entered into foreign exchange and other derivatives arrangements with certain of the lenders and their affiliates.

This description of the Term Loan Agreement is qualified in its entirety by reference to the complete terms and conditions of the Term Loan Agreement, which is filed hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description

10.1

Term Loan Agreement, dated September 13, 2019, by and among Mondelez International Holdings Netherlands B.V., as borrower, Mondelēz International, Inc., as guarantor, the lenders named therein, MUFG Bank, Ltd., BofA Securities, Inc., Barclays Bank PLC, Credit Suisse Loan Funding LLC, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., TD Securities (USA) LLC and Wells Fargo Securities, LLC, as joint lead arrangers, and MUFG Bank, Ltd. as administrative agent.*

104	The cover page from Mondelēz International, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Jeffrey S. Srulovitz
Name:	Jeffrey S. Srulovitz
Title:	Vice President & Chief of Global Governance and Corporate Secretary

Date: September 13, 2019

[Signature Page to Form 8-K]